EXHIBIT 4.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT AS PROVIDED HEREIN AND (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES AND BLUE SKY LAWS RELATING TO THE DISPOSITION OF SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL TO SUCH EFFECT IS PROVIDED TO THE COMPANY IN CONNECTION THEREWITH.

                                 PROMISSORY NOTE

$_______________                                               October ___, 2004


         FOR VALUE RECEIVED, LION, Inc., a Washington corporation ("LION"), promises to pay to _________________________ ("Holder"), at Holder's office at _________________________ or at such other address as Holder may from time to time designate in writing, the principal sum of _______________________ Dollars ($_______________) together with interest from the date of this Promissory Note (this "Note") until October ___, 2007 ("Maturity") on the principal balance from time to time remaining unpaid hereon at the rate of eight percent (8.0%) per annum compounded annually. Interest shall be computed based on the basis of a 365 day year for the actual number of days elapsed.

         1. PAYMENT OF PRINCIPAL AND INTEREST. Interest on this Note will be payable in arrears on October __ of each calendar year, with the first such payment payable on October __, 2005. No payments of principal on this Note shall be due and payable until Maturity, at which time all then unpaid principal and interest shall be due and payable. All payments on this Note shall be first applied against interest and shall be made and are expressed in United States dollars.

         2. PREPAYMENT. LION shall have the right to prepay any or all of the outstanding balance of this Note at any time and from time to time without penalty or premium of any kind.

         3. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default ("Event of Default") hereunder:

              a. Failure of LION to make any payment of principal or interest upon this Note when due and such failure or refusal shall continue for ten (10) days; or

              b. Filing by LION of a voluntary petition in bankruptcy or filing by LION of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the seeking, consenting to, or acquiescing by LION in the appointment of any trustee, receiver,

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custodian, conservator or liquidator for LION, or the making by LION of any general assignment for the benefit of creditors;

              c. Filing of a petition against LION seeking any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debts, or the appointment of any trustee, receiver, custodian, conservator or liquidator of LION, unless such petition shall be dismissed within sixty (60) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition;

              d. The occurrence of an Event of Default, as defined in the Secured Notes Agreement, dated as of the date hereof, by and among LION, Holder and the other parties named therein;

              e. If there is a default in any agreement between LION and a third party that gives the third party the right to accelerate any indebtedness exceeding $100,000; or

              f. If there (i) occurs a material adverse change in the business, operations, prospects or condition (financial or otherwise) of LION, or (ii) is a material impairment of the Company's ability to perform its obligations under this Note.

         4. ACCELERATION. Upon [(a)] the occurrence of any Event of Default [or
(b) LION's termination of Holder's employment without "cause" (as defined in the Employment and Non-Competition Agreement between Holder and LION dated October ___, 2004)], Holder shall have the option in writing to declare the entire amount of principal and interest due under this Note immediately due and payable, and Holder may exercise any of its rights under this Note.

         5. [RIGHT OF OFFSET. Reference is made to the Agreement of Merger (the "Merger Agreement"), dated as of October __, 2004 between LION, LION Acq. LLC, Tuttle Risk Management Services, Inc., and certain stockholders thereof. In the event that, either by agreement of Holder and LION, or by a decision of a court of competent jurisdiction, Holder is found responsible under the indemnification provisions of Article 9 of the Merger Agreement for a Loss (as that term is defined in the Merger Agreement) the LION Indemnified Parties (as that term is defined in the Merger Agreement) shall have the right to have satisfied any such amount owing by Holder in respect of such indemnification obligations by setting off such amount against amounts due and owing by LION to Holder under this Note. The withholding of all or any portion of the principal or interest due under this Note pursuant to the terms of Article 9 of the Merger Agreement shall not be deemed a default under this Note and shall not be the basis for any claim of acceleration hereunder.] [THIS PROVISION TO BE INCLUDED ONLY IN NOTES ISSUABLE TO CLEMENTSON AND BERRIS]

         6. EXPENSES. In the event suit or action is instituted to enforce or interpret this Note, the prevailing party shall be entitled to recover all reasonable expenses, including, without limitation, reasonable attorneys' fees and expenses.

         7. GOVERNING LAW; VENUE. This Note shall be governed and construed in accordance with the laws of the State of Washington. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts located in the State of Washington, King County, and the

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federal courts sitting in King County, State of Washington, over any action or proceeding arising out of or relating to this Note, and waives any claim that such proceedings have been brought in an inconvenient forum.

         8. WAIVER AND CONSENT. LION and all sureties, endorsers, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except as provided in Section 3), and further waive diligence in collecting this Note or in enforcing any of the security for this Note; (ii) agree to the release of any party primarily or secondarily liable for the payment of this Note; (iii) agree that Holder shall not be required to first institute suit or exhaust its remedies hereon against LION or others liable or to become liable for the payment of this Note; and (iv) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by Holder with any person now or hereafter liable for the payment of this Note, even if LION is not a party to such agreement.

         9. GENERAL PROVISIONS. LION may not assign its obligations under this Note without the written consent of Holder. Holder may assign, pledge or otherwise transfer this Note upon advance written notice to LION. The rights and obligations of LION and Holder shall be binding upon and shall inure to the benefit of their successors and permitted assigns, if any, heirs and administrators. The provisions of this Note may be amended, waived or modified only upon the written consent of Holder and LION. All notices with respect to this Note shall be in writing, delivered, and effective as provided in the Merger Agreement.

         10. NOTICES. Any notice or written communication given pursuant to or in connection with this Note shall be in writing and shall be given by delivering the same personally or by prepaid courier, prepaid certified or registered mail or telecopier, addressed to the party to be notified at the address of such party set out below or at such other address of which such party has given notice to the other parties hereto. Any such notice shall be conclusively deemed to have been given and received on the day of actual receipt by the addressee or, if given by prepaid certified or registered mail, on the third day (excluding Saturday, Sunday and any statutory holiday) following the mailing date (absent a general disruption in postal service).


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ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR
FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


LION, INC.

By:
    ---------------------------------

Its:
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